SECURITIES AND EXCHANGE COMMISSION
Washington, DC, 20549

FORM SB-2
Amendment #1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

REPERIO EXPLORATION INC.
(Name of registrant as specified in its charter)
NEVADA	1000	20-4237445
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)
650 - 1500 West Georgia Street Vancouver, BC, V6G 2Z6 Telephone: (604) 484-9086
(Address and telephone number of principal executive offices)
650 - 1500 West Georgia Street Vancouver, BC, V6G 2Z6 Telephone: (604) 484-9086
(Address of principal place of business or intended principal place of business)

(Copies of all communications, including all communications sent to the agent for services should be sent to:)
Fraser and Company LLP
999 West Hastings Street, Suite 1200
Vancouver, British Columbia, Canada V6C 2W2
Telephone: (604) 669-5244 Facsimile No. (604) 669-5791

BUSINESS FIRST FORMATIONS, INC. 3702 South Virginia Street, Suite G12-401 Reno, Nevada 89509 Tel: 775-338-2598
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Proposed maximum amount of shares to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock	2,000,000	$0.10	$200,000	$21.40

(1) Estimated in accordance with Rule 457(o) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE WHERE OFFERS, SOLICITATIONS OR SALES WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY OF THE STATES.

Prospectus
REPERIO EXPLORATION INC.
Shares of Common Stock
no minimum - 2,000,000 maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow agreement. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date, which will end on _____________, 2006 and may be extended for an additional 90 days if we choose to do so (the "Termination Date").

Investing in our common stock involves risks. See "Risk Factors - on page 5."

__________________________________________________________________
Price Per Share	Agents/Underwriter's Commissions	Proceeds To Us

___________________________________________________________________________________________
Common Stock	$0.10	$0	$0.10
Total	$0.00 - $200,000	$0	$0.00 - $200,000[1]

___________________________________________________________________________________

1 Before deducting estimated expenses of $50,000, all of which will be paid by Reperio Exploration Inc.

The information in this Prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is August 10, 2006.

TABLE OF CONTENTS
Summary of Our Offering	4
Risk Factors	5
Risk Associated with our Company	5
1 We expect losses to continue, and failure to generate revenues could cause us to go out of business.	5
2. We have no known mineral reserves and if we cannot find any we will have to cease operations.	5
3.We may not be able to work and generate income if weather conditions interrupt our exploration program.	5
4. Because we are small and do not have much capital, we must limit our exploration. This may prevent us from realizing any revenues and you may lose your investment as a result.	5
5 We will have to suspend our exploration plans if we do not have access to all the supplies and materials we need.	5
6 We may not have enough money to complete our exploration.	6
7. Mr. Gordon Samson and Mr. David Moore may have a direct conflict of interest because they are officers or directors of other mining companies.	6
8. In the future, your shareholdings could be diluted because we may conduct further offerings.	6
9. You may have difficulties in recovering any damages against the Company and the Company's Directors and Officers.	6
10. We may have to pay back the loans provided by MRE Holdings Ltd., Joanna Kotsiris and Helen Samson.	6
11. You may lose all your investment on our exploration program.	7
Risks Associated with This Offering	7
1. You will not have control of the Board of Directors and the operations of the Company after the Offering.	7
2. You will not receive the same benefits as the founders and may suffer greater loss than the founders and they will receive a substantial benefit from your investment.	7
3. Because there is no public trading market for our common stock, you will not be able to resell your shares.	7
4 You may suffer a loss in the amount of your investment because we will not refund any funds to you.	7
5. The market price of your shares may decrease if our founders sell their shares into the market.	7
Use of Proceeds	8
Determination of Offering Price	9
Dilution of the Price You Pay for Your Shares	9
Plan of Distribution	11
Business	13
Management's Discussion and Analysis of Financial Conditions and Results of Operations	18
Management	20
Executive Compensation	23
Principal Stockholders	24
Description of Securities	25
Certain Relationships and Related Transactions	37
Litigation	28
Experts	28
Legal Matters	28
Financial Statements	30

Glossary
Alteration	Changes in the chemical or mineralogical composition of a rock, generally produced by weathering or hydro-thermal solutions.
Andesite	A volcanic rock type intermediate in composition between rhyolite and basalt.
Argillic	Zone of alteration of a porphyry body that is characterized by replacement of primary minerals mainly by secondary clay minerals.
Basalt	A dark-colored fine-grained extrusive igneous rock composed largely of plagioclase feldspar and pyroxene.
Batholith	A large, discordant, intrusive body of igneous rock.
Diamond Drilling	A machine for testing rock using a hollow bit with a diamond cutting rim to produce a cylindrical core that is used for geological study and assays.
Diorite	Coarse-grained igneous rock with composition of andesite (no quartz or orthoclase), composed of 75 percent plagioclase feldspars
Feldspar	Silica based minerals containing sodium, potassium, or calcium.
Glacial drift	A collective term for all the rock, sand, and clay that is deposited by a glacier.
Granodiorite	Intrusive rock similar to granite in composition.
Intrusive	Rock which while molten, penetrated into or between other rocks but solidified before reaching the surface.
Malachite	bright green copper oxide mineral; occurs with azurite in oxidized zones of copper deposits; a source of copper.
Molybdenite	soft, metallic lead gray; an accessory in granites and deep veins; an ore of molybdenum.
Phyllic	Zone of alteration of a porphyry body that is characterized by the presence of quartz, sericite, and pyrite.
Pluton	A body of medium- to coarse-grained igneous rock that formed beneath the surface by crystallization of a magma.
Porphyry	Any igneous rock in which relatively large, conspicuous crystals (called phenocrysts) are set in fine-grained ground mass.
Sericitic	Alteration of Aluminum rich rocks like granite and slate by quartz, pyrite, and sericite
Shear Zone	A tabular zone of rock which has been crushed and brecciated by parallel fractures due to "shearing" along a fault zone of weakness. These can be mineralized with ore-forming solutions.
Siliceous	Of, relating to, or derived from silica; containing or resembling silica or a silicate.
Sulphides	Compounds of sulphur with other metallic elements.
Terrane	A fault-bounded body of rock of regional extent, characterized by a geologic history different from that of contiguous terranes.
Trenching	An exploration technique in which trenches are dug to expose potential ore for geological examination or assays.
Turbidite

A vertical sequence of sediments deposited by a turbidity current. Because the largest particles of the current settle first a turbidite will be graded deposits with coarsest grain sizes at the bottom and finer grain sizes going upwards.

SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about this offering. Because it is a summary, it does not contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

Our Business

We are an exploration stage company. We currently own the right to explore one property located in the Kamloops Mining Division of British Columbia comprised of one twenty online cell claims. We are the recorded owner of this property. The title of the claim and the right to explore this property are recorded in our name. See "Business Background". We intend to explore for copper on the property on which we own mining interests.

Our administrative office is located at 650 - 1500 West Georgia Street, Vancouver, BC, V6G 2Z6, telephone number (604) 484-9086, and our registered statutory office is located at 3702 South Virginia Street, Suite G12-401, Reno, Nevada, USA, 89509. Our fiscal year end is June 30.

Financial Information

We have issued to the founders of the Company 3,000,000 shares of our common stock at a price of $0.001 per share.

As at June 30, 2006, we have total assets of $79,860 and total liabilities of $105,154.

The Offering

Following is a brief summary of this offering: (See the "Plan of Distribution-Terms of the Offering" in this prospectus for a more detailed description of the Offering)
Securities being offered:	Up to 2,000,000 shares of common stock, par value $0.001
Offering Price per share:	$0.10
Offering Period:	The shares are being offered for a period not to exceed 90 days from the effective date, unless extended by our board of directors for an additional 90 days.
Net proceeds to our company:	up to $200,000 if all of the number of shares are sold
Use of Proceeds:	We will use the proceeds to pay for offering expenses, research and exploration. See "Use of Proceeds"
Number of shares outstanding:	3,000,000
Number of shares outstanding after the Offering:	5,000,000 if all of the shares are sold

We will sell shares in this offering through Joanna Kotsiris, one of our directors. Ms. Kotsiris intends to offer the shares to her friends, relatives and/or business associates.

We are not listed for trading on any stock exchange or automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks Associated with our company

1. We expect losses to continue, and failure to generate revenues could cause us to go out of business.

We were incorporated on January 23, 2006, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. We have not generated any operating revenues since inception. Our net loss since inception to June 30, 2006 is $25,294. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate a profitable mineral property, our ability to generate revenues and our ability to reduce exploration stage costs, failure of which will cause us to go out of business.

2. We have no known mineral reserves and if we cannot find any we will have to cease operations.

We have no mineral reserves. If we do not find a mineral reserve containing copper or if we cannot explore the mineral reserve, either because we do not have the money to do it or because it will not be economically feasible to do it, we will have to cease operations and you will lose your investment.

3. We may not be able to work and generate income if weather conditions interrupt our exploration program.

Our proposed exploration work can only be performed approximately six to seven months of the year. This is because snow causes roads leading to our claims to be impassable during five to six months of the year. When roads are impassable, we are unable to work and generate income.

4. Because we are small and do not have much capital, we must limit our exploration. This may prevent us from realizing any revenues and you may lose your investment as a result.

Because we are small and do not have much capital, we must limit the time and money we expend on exploration of interests on the property on which we own mining interests. In particular, we may not:

  devote the time we would like to explore the property on which we own mining interests.;

  spend as much money as we would like to explore the property on which we own mining interests;

  rent the quality of equipment we would like to have for exploration;

  have the number of people working on the property on which we own mining interests that we would like to have.

By limiting our operations, it will take longer and cost more to explore the property on which we own mining interests.

5. We will have to suspend our exploration plans if we do not have access to all the supplies and materials we need.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products, equipment and materials we need, we will have to suspend our exploration plans until we do find the products, equipment and materials we need.

6. We may not have enough money to complete the exploration of the property on which we own mining interests.

If we do not raise more than $125,000 from this offering, we may not have enough money to complete the exploration of the property on which we own mining interests. If it turns out that we do not have enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement, or loans. At the present time, we have not made any plans to raise additional money, and there is no assurance that we would be able to raise additional money in the future. If we need additional money, and can't raise it, we will have to suspend or cease operations.

7. Mr. Gordon Samson and Mr. David Moore may be subject to a direct conflict of interest because they are officers or directors of other mining companies.

Mr. Gordon Samson and Mr. David Moore, our directors, may be subject to conflicts of interest in that they are officers or directors of other mining companies. In the future, if we decide to acquire a mining property, which is also sought by one of the companies of which Mr. Samson and/or Mr. Moore are officers or directors, a direct conflict of interest could result.

At present, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflict we foresee now is Mr. Samson and Mr. Moore's devotion of time to mining projects that do not involve us.

8. In the future, your shareholdings could be diluted because we may conduct further offerings.

We may conduct further offerings in the future to finance our current project or to finance subsequent projects that we decide to undertake. If we decide to raise money or conduct further offerings in the future, your shareholdings will be diluted.

9. You may have difficulties in recovering any damages against the Company and the Company's Directors and Officers.

You may sue the Company for damages in the United States because the address for the agent for service is located in Nevada. However, for the recovery of damages against the Company and/or the directors and officers, you may have to start legal proceedings in either British Columbia, Canada, where the Company's property and the principal and executive office are located.

10. We may have to pay back the loan provided by MRE Holdings Ltd., Joanna Kotsiris and Helen Samson on demand.

MRE Holdings Ltd., a company wholly owned by Mark R. Epstein, one of our founders and directors, has loaned the Company $40,000. Joanna Kotsiris, one of our founder and directors, has loaned the Company $20,0000. Helen Samson, the wife of Gordon Samson, one of our founders and director has loaned the Company $40,0000. If MRE Holdings Ltd., Joanna Kotsiris and Helen Samson demands payment of the loan, we will have to raise money through borrowing from other people or a private placement.

There is no assurance that we will be able to raise the money. If we can't raise the money, we will have to suspend or cease our operations.

11. You may lose all your investment on our exploration program.

Because the probability of an individual prospect ever having mineral reserves is extremely remote, the probability that our property does not contain any mineral ore reserves is great. If it turns out that there is no commercially worth reserves, all funds spent on exploration will probably be lost and you will lose all your investment.

Risks Associated With This Offering

1. You will not have control of the board of directors and the operations of the Company after the Offering.

Even if we sell all 2,000,000 shares of common stock in this offering, our founders will still own 3,000,000 shares and will continue to control the Company. As a result, upon completion of this offering, regardless of the number of shares we sell, our founders will be able to elect all of our directors and control our operations and your ability to cause a change in the course of our operations will not exist.

2. You will not receive the same benefits as the founders and may suffer greater loss than the founders and they will receive a substantial benefit from your investment.

Gordon Samson, David Moore, Joanna Kotsiris, Mark R. Epstein and MRE Holdings Ltd. (a company wholly owned by Mark R. Epstein) are our founders and will receive a substantial benefit from your investment. They have supplied cash of $3,000 and loans totalling $100,000 as of the date of this prospectus which have to be repaid. You, on the other hand, will be providing nearly all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while our founders will only lose approximately $3,000.

3. Because there is no public trading market for our common stock, you will not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore, there is no central place, like a stock exchange or electronic trading system to resell your shares. If you do want to resell your shares you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

4. You may suffer a loss in the amount of your investment because we will not refund any funds to you.

There is no minimum number of shares that must be sold in the offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances. It is possible that we may not raise enough funds to conduct our operations. If that happens, you will suffer a loss in the amount of your investment.

5. The market price of your shares may decrease if our founders sell their shares into the market.

A total of 3,000,000 shares of stock were issued to our founders. They paid an average price of $0.001 per share. Subject to the restrictions described under "Principal Stockholders-Future Sales by Existing Stockholders", they will likely sell a portion of their stock if the market price goes up.

If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

USE OF PROCEEDS

Our offering is being made through one of our directors on a no minimum and up to 2,000,000 shares basis. The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used for offering expenses. We will use the net proceeds as follows:
Amount raised	$50,000	$100,000	$150,000	$200,000
Allocation
Offering expenses*	$50,000	$50,000	$50,000	$50,000
Exploration	$0	$27,000 Phase I $23,000 Phase 2	$27,000 Phase 1 $48,000 Phase 2	$27,000 Phase 1 $48,000 Phase 2
Working capital: legal accounting audit miscellaneous	$0 $0 $0 $0	$0 $0 $0 $0	$8,000 $4,000 $6,000 $7,000	$8,000 $4,000 $6,000 $57,000

* offering expenses that have been paid by the interest free loans from our founders, before the completion of this offering will be repaid to them from the proceeds upon the completion of this offering. The offering expenses include SEC registration fee, legal and auditing and accounting fees, printing fees, geological report fee, transfer agent fee and expenses that are related to this offering.

If we raise $50,000 in this offering, we will be able to repay MRE Holdings Ltd., Joanna Kotsiris and Helen Samson the loan used for the offering expenses incurred prior to the completion of the offering. Any funds raised over $50,000 will be used for our exploration program and we will further use the balance of the funds loaned to us by MRE Holdings Ltd., Joanna Kotsiris and Helen Samson for the exploration program. See below. If we raise $100,000 we expect that we will be able to pay our offering expenses, pay the costs associated with Phase 1 of our exploration program and partial of the costs associated with Phase 2. To complete Phase 2 of the exploration program we will consider borrowing funds from our officers and directors or conducting another public offering or a private placement. If we raise $150,000 we will be able to pay our offering expenses and pay the costs associated with all two Phases of the exploration program and pay working capital of $25,000 which is broken down as follows: legal - $8,000, accounting - $4,000, audit - $6,000, and miscellaneous - $7,000. If we raise $200,000, we will be able to pay our offering expenses and pay the costs associated with all two phases of the exploration programs and pay the working capital of $75,000 which is broken down as follows: Legal - $8,000.00, accounting $4,000.00, audit $6,000.00 and miscellaneous $57,000.00. The miscellaneous expenses include the working capital for the following 12 months if Phase 1 and Phase 2 are successful, otherwise it may be used to repay the balance of the loan to our founders.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If the proposed exploration program yields a significant discovery of minerals in Phase 1, we will focus our efforts on that discovery in a Phase 2 program that would probably entail trenching. This phase of exploration is more focused than that of Phase 1 and will provide more detailed data toward determining the size of the discovery. See "Business-Our Proposed Exploration Program".

We concurrently intend to use the proceeds of this offering substantially in the manner set forth above and our founders have loaned to the Company $100,000 and have agreed orally that no proceeds from this offering will be used to repay the loans to the Company except that the offering expenses incurred before the completion of this offering will be repaid. The total estimated amount of the offering expenses is $50,000. These loans with no interest will be paid when the Company generates revenue, conducts another public offering or a private placement. If we do not sell all of the shares and there are no funds for offering expenses and/or working capital, we will pay the expenses with the money that our founders loaned to the Company.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

  our lack of operating history

  the proceeds to be raised by the offering

  the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders our relative cash requirements

  the price we believe a purchaser is willing to pay for our stock.

See "Plan of Distribution-Terms of the Offering".

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares new investors purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of June 30, 2006, the net tangible book value of our shares of common stock was $0.001 or approximately $0.001 per share based upon 3,000,000 shares outstanding.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be approximately $0.041 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.040 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.041 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 4,500,000 shares to be outstanding will be approximately $0.034 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.033 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.034 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be approximately $0.026 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.025 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.026 per share.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 3,500,000 shares to be outstanding will be approximately $0.015 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.014 per share without any additional investment on their part. New investors will incur an immediately dilution from $0.10 per share to $0.015 per share.

After completion of this offering, if 2,000,000 shares are sold, new investors will own approximately 40% of the total number of shares then outstanding for which new investors will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 60% of the total number of shares then outstanding for which they have made contributions of cash totalling $3,000, or approximately $0.001 per share.

After completion of this offering, if 1,500,000 shares are sold, new investors will own approximately 33.3% of the total number of shares then outstanding for which new investors will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 66.7% of the total number of shares then outstanding for which they have made contributions of cash totalling $3,000, or approximately $0.001 per share.

After completion of this offering, if 1,000,000 shares are sold, new investors will own approximately 25% of the total number of shares then outstanding for which new investors will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 75% of the total number of shares then outstanding for which they have made contributions of cash totalling $3,000, or approximately $0.001 per share.

After completion of this offering, if 500,000 shares are sold, new investors will own approximately 14.3% of the total number of shares then outstanding for which new investors will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 85.7% of the total number of shares then outstanding for which they have made contributions of cash totalling $3,000, or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders:

Existing Stockholders:
Price per share	$0.001
Net tangible book value per share before offering	$0.001
Net tangible book value per share after 100% offering sold	$0.041
Increase to present stockholders in net tangible book value per share after offering	$0.040
Capital contributions	$3,000.00
Number of shares outstanding before the offering	3,000,000
Number of shares after offering held by existing stockholders	3,000,000
Percentage of ownership after offering	60%

Purchasers of Shares in this Offering if all Shares Sold:
Price per share	$0.10
Dilution per share	$0.059
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	40%

Purchasers of Shares in this Offering if 75% Shares Sold:
Price per share	$0.10
Dilution per share	$0.066
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	33.3%

Purchasers of Shares in this Offering if 50% Shares Sold:
Price per share	$0.10
Dilution per share	$0.074
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	25%

Purchasers of Shares in this Offering if 25% Shares Sold:
Price per share	$0.10
Dilution per share	$0.085
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	14.3%

PLAN OF DISTRIBUTION-TERMS OF THE OFFERING

Offering Will Be Sold by One of Our Directors

We will be offering up to a total of 2,000,000 shares of common stock. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds and no money will be returned once the subscription has been accepted by us. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so. If the offering is extended for an additional 90 days, the investors will be notified in writing of the extension.

We will sell the shares in this offering through Joanna Kotsiris, one of our officers and directors. The offering will be sold in Canada or Europe. Ms. Kotsiris will contact her friends, relatives and business associates, and will attempt to sell them our common stock after this prospectus becomes effective by meeting and/or delivering copies of this prospectus to them. Ms. Kotsiris will receive no commission from the sale of any shares. Ms. Kotsiris will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of his participation, an associated person of a broker-dealer; and

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ms. Kotsiris is and will continue to be one of our directors at the end of the offering and has not been during the last twelve months and is currently not a broker-dealer or associated with a broker-dealer. Ms. Kotsiris has not during the last twelve months and will not in the next twelve months offer or sell securities for any other corporation. Mr. David Moore, Mr. Mark Epstein and Mr. Samson, including any of their associated companies, will not be participating in the selling of any securities of this offering.

Ms. Kotsiris will start to sell the securities in this offering only after our registration statement is declared effective by the SEC. She will not utilize the Internet to advertise our offering. Ms. Kotsiris intends to distribute the prospectus to her friends, relatives and business associates who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will start on the effective date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, if we choose to do so.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement; and

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Reperio Exploration Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions, in whole or in part, for any reason and for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours from the time we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on January 23, 2006. We own a mining interest on the property located in British Columbia. We maintain our statutory registered agent's office at 3702 South Virginia Street, Suite G12-401, Reno, Nevada, USA, 89509, and our business office is located at Suite 650 - 1500 West Georgia Street, Vancouver, British Columbia, Canada, V6G 2Z6. Our telephone number is (604) 484-9086. Our offices are donated rent-free by Mark Epstein, one of our directors. There is no monthly rental.

Background

On April 18, 2006, we acquired from Mr. Stephen Kenwood the rights to explore the mineral property in British Columbia containing one claim comprised of twenty-one cell claims that he acquired online. It cost us $10 (Canadian $10.00). On July 4, 2006, the claim was officially recorded in our name with the Government of British Columbia. The property upon which the claim is located is crown land owned by the Government.

The property is comprised of a twenty one cell mineral claim covering an area totalling 433.24 hectares that is located in the Kamloops Mining Division in south central British Columbia, approximately 35 kilometres south of Kamloops.

The claim is underlain by Triassic and Jurassic calcalkaline plutons of the Guichon Creek Batholith, different phases of which host signicant copper rich mineralization in the region. The property was chosen for its potential to host copper +/- molydenum mineralization as evidenced by the presence of two documented mineralized occurrences, the Jay and the Fir showings, that were discovered by previous regional exploration that covered the area of the presently constituted as evidenced by the presence of two documented mineralized occurrences, the Jay and the Fir showings that were discovered by the previous regional exploration that covered the area of the presently constituted mineral claim. The Company plans to perform a modern exploration program over a relatively large area that is covered by the Company's claims.

To date we have not performed any work on the property on which we own mining interests. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit exists on the property on which we own mining interests until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Location and Access

The property is comprised of a twenty one cell mineral claim covering an area totalling 433.24 hectares that is located about 40 kilometres south of Kamloops, B.C., a major service centre for the region. Provincial highways, rail freight lines, and an airport serve the city. Road access to the property is available from either Spences Bridge, to the west of the property, or from Logan Lake, to the north of the property. The property is approximately 13 kilometres northeast of the junction of Skuhun Creek and the Nicola River. Sufficient equipment, service suppliers and exploration personnel can be obtained in Kamloops. The mineral claims are in the Kamloops Mining Division with geographical coordinates for the approximate centre of the property at 50o 19' north latitude and 121o 4' west longitude.

Claim Status

The following is a list of the claims:

Claim name	Event No.	Tenure No.	Expiry Date
Fir	4079845	532404	April 18, 2007

In order to maintain the claims the holder must either record the exploration and development work carried out on that claim during the current anniversary year or pay cash in lieu. During the first three years of a claims existence, the cash in lieu amount for the first three anniversaries is CAD$4.00 per hectare and a recording fee of CAD$0.40 per hectare per year. After that, the cash in lieu amount increases to CDN$8.00 per hectare while the recording fee stays the same. Work performed must equal or exceed the minimum specified value per unit; excess value of work in one year can be applied to cover work requirements on the claim for additional years.

Work performed must equal or exceed the minimum specified value per unit; excess value of work in one year can be applied to cover work requirements for additional years.

Physiography, Climate and Infrastructure

The property is at about 1,500 metres elevation in mostly grassland with scattered growth of Douglas Fir and Ponderosa Pine. Topography is generally rolling hills aligned north-northeasterly, parallel to regional geological structures. The property is easily accessible by a network of logging roads throughout the area. Abundant outcrop exists throughout the property and overburden, which consists mainly of glacial drift, appears to be quite thin.

Power is readily available from nearby transmission lines running to the town of Logan Lake and the nearby Highland Valley Mine. Water in sufficient quantities for drilling is available from nearby streams and lakes.

The climate is characterized by relatively low precipitation with temperatures ranging from minus 20 Celsius in the winter to over 30 Celsius in the summer. The summer months are generally dry, while a snow pack of up to two metres (6.5 feet) may accumulate during the winter. The property is easily accessible from late May to late November, although some work such as geophysical surveys and drilling could take place year round.

The exploration season lasts approximately from late April through to late October and can be extended through the winter if a drilling or geophysical program were planned at that time.

History of Previous Work

Exploration in the region of the Fir property dates back to the mid 1960's when a company called Skeena Silver Mines Ltd. had the immediate area and several more claims to the south and west. Significant copper discoveries in the Highland Valley area, approximately 10 kilometers north of the Fir property, were being made at that time. Mining of several low grade copper-molybdenum deposits continues at the Highland Valley Copper complex to the present day, where well over 100,000 tonnes of ore is processed daily.

Exploration by Skeena Silver Mines Ltd. in 1964 and 1965 included trenching of surface copper showings followed by four widely spaced, shallow drill holes to test these various showings. It is assumed that these holes were inconclusive because results were not available in reports.

Glen Echo Mines Ltd. had a large land position in 1966 that included the Fir claims and performed a small regional scale program during that season. Work done at that time included regional mapping and some magnetic geophysical surveying. The Fir showing was discovered during this program and was described as chalcopyrite mineralization in quartz filled fractures in altered granodiorite. Mineralization was persistent over 15 metres of strike and about 10 metres in width and was cut off on either side by syenite dykes.

Canadian Overseas Mining Corporation performed a small program in 1981 that exposed the Jay showing, a mineralized shear zone along a 200 metre strike length. Shallow diamond drilling encountered 0.9 metres of chalcopyrite and malachite mineralization in a siliceous section yielding results of 1.87 per cent copper over 0.9 metres and a second interval of 0.9 metres of 1.29 per cent copper.

Property Geology

We have a geologist report on the property provided by Stephen Kenwood dated May 30, 2006 (the "Kenwood Report"). Mr. Kenwood is a graduate of the University of British Columbia (1987) and holds a B.Sc. degree in geology. He is a member of the Association of Professional Engineers and Geologists of British Columbia and has been engaged in his profession by various mining exploration and/or geological consulting companies since 1987. According to the Kenwood Report, much of the property is underlain by Triassic and Jurassic calcalkaline plutons of the Guichon Creek Batholith, different phases of which host signicant copper rich mineralization in the region.

The property is underlain by Early Jurassic - Late Triassic aged intrusive rocks of the Guichon Creek batholith, mainly medium to coarse grained granodiorite that grades locally into quartz diorite and quartz monzonite.

The Fir mineral occurrence is a small showing comprised of disseminated chalcopyrite with quartz occurring along joints striking 020 degrees and bounded by unmineralized dacite porphyry dykes striking 330 degrees. One small dyke cuts the mineralized area. Malachite is reported on fracture surfaces in quartz diorite about 60 metres to the south.

The Jay mineral occurrence is located on the southwest flank of Skwilkwakwil Mountain. Guichon variety rocks occur to the southwest and are cut by coarse-grained feldspar porphyry dykes up to 30 metres wide. Narrow pegmatite and occasional aplite dykes are also visible.

Mineralization present at the Jay showing consists of disseminated bornite and chalcopyrite occuring in narrow quartz-calcite veins close to feldspar porphyry dykes within a northwest trending intensely sheared zone. Biotite, epidote and chlorite are common alteration minerals.

Our Proposed Exploration Program

We must conduct exploration to determine the extent of previously discovered copper mineralization on the property on which we own mining interests and if any minerals which are found can be economically extracted and profitably processed.

Our exploration program is designed to economically explore and evaluate the property on which we own mining interests. We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

We will have an independent geologist to oversee and conduct the exploration on the property on which we own mining interests. To date, we have not chosen a geologist because we do not need one at this time. When we start our proposed exploration program, we will hire an independent geologist.

The independent geologist will supervise the exploration program on the property. Upon completion of each phase of the program, the independent geologist will analyze the results in the form of a geological report that will contain recommendations for either continued exploration of the property or abandonment of the claim. These recommendations will be based on the independent geologist's assessment of the potential of the property to host an economic mineral deposit based on results from exploration performed on the property.

It is recommended that Reperio perform a two phase exploration program totaling US$75,000 on the Fir property, to further assess the geologic potential of previous showings on the property and attempt to make new discoveries as well. A phased program of exploration activities should be undertaken, with a goal of generating and prioritizing targets for future work programs.

Phase 1 is expected to cost $27,000.00 and is planned to be a thorough assessment of the known showings along with basic geological mapping and prospecting, initially concentrating on the Jay showing as well as assessing any potential for new targets. Phase 1 will take approximately 3 to 4 weeks to complete.

Subject to the results of the report provided by the geologist of Phase 1, we will continue to Phase 2. The Phase 2 program will consist of pprospecting and geological outcrop mapping at a scale of 1:5,000 should be completed on the property. Showings should be mapped at a minimum scale of 1:1,000. Grid soil geochemical sampling and VLF-electromagnetic geophysical surveying should be undertaken at this time. The grid will be designed to provide preliminary coverage over any known showings, with one goal being to attempt to expand the known strike length of the Jay mineralized showing. Anomalous zones should be thoroughly prospected and sampled and machinery could possibly be brought in to trench across showings or anomalies if thought necessary. The gol of this phase of exploration is to generate targets for drill testing in future phases of exploration. A budget of $48,000 is estimated for Phase 2 and will take approximately 9 to 10 weeks to complete.

If we raise the maximum amount of this offering, before October 1, 2006, we will start Phase 1. We would complete Phase 1 at the end of October, 2006. If the Offering was completed before October 1, 2006 and Phase 1 was completed, we would start Phase 2 in the beginning of May, 2007 and complete Phase 2 by mid-July 2006. We are not required to receive a permit for Phase 1. For Phase 2, the Ministry of Energy and Mines of BC issues a permit in approximately two weeks. If we would be unable to obtain or delayed in obtaining the permit on time, Phase 2 would have to be delayed, although we do not believe we will be unable to obtain or delayed in obtaining the permit.

The budget for each phase of this project includes the cost of hiring the geologist.

If we find mineralized materials, we intend to develop the reserves ourselves, and/or bring in other interested parties or partners. We plan to raise more money through private placements, public offerings or by bringing in other partners. The costs to develop any reserves are likely to be substantial and we may not raise enough money to cover these costs.

Competitive Factors

The mining industry is fragmented. We compete with other exploration companies looking for copper. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the copper mining market. While we compete with other exploration companies, there is no competition for the exploration or removal of minerals from the property on which we own mining interests. Readily available copper markets exist in Canada and around the world. Therefore, we will be able to sell any copper that we are able to recover.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulations. This Act sets forth rules for locating claims, posting claims, working claims and reporting work performed.

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Phase I of our exploration program does not require a permit, from the British Columbia Government or agent of the British Columbia Government.

Phase II of our exploration program requires a permit, at no cost, from the district inspector, a provincial government agent. If there is a disturbance to the land, the Ministry of Energy and Mines of British Columbia may request a bond at their discretion. Exploration work that requires permitting includes:

  drilling, trenching and excavating using machinery;

  blasting;

  disturbance of ground by mechanical means;

  construction, modification, deactivation and reclamation of an exploration access;

  induced polarization surveys using exposed electrodes;

  site reclamation.

We are also required to give written or verbal notification to the district inspector prior to the commencement of exploration activities.

We are required to reclaim our mining claim after we have completed our exploration program. We must remove the garbage, drums of fuel, clean the spills and fill in the open trenches.

If our exploration program is successful and we decide to commence mineral production, we are required to submit to the Mines Branch District Manager a permit application for the project with a project report. Upon approval of the application, the Company will receive a Project Approval Certificate and a Mines Act Permit. Upon the receipt of the Mines Act Permit, we will commence mineral production.

Environmental Law

We are subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration of mining properties. Its goals are to protect the environment through a series of regulations affecting Health, Safety, Archaeological Sites and exploration access.

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and if exploration is warranted on the property, will file final plans of operation before we start any mining operations. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the full cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the Act and will continue to comply with the Act in the future. We believe that compliance with the Act will not adversely affect our business operations in the future.

Employees

Initially, we intend to use the services of subcontractors for manual labour and exploration work on the property on which we own mining interests. Our only technical employees will be Gordon Samson, David Moore, Mark Epstein and Joanna Kotsiris, our officers and directors.

Employment and Employment Agreements

At present, we have no employees, other than Messrs. Samson, Moore, Epstein and Ms. Kotsiris, our officers and directors, who are not paid any compensation for their services. Messrs. Samson, Moore, Epstein and Ms. Kotsiris do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND

PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, exploration-stage company, and have not yet generated or realized any revenues from our business operations. We are not a blank check company and have no intentions to act as a blank check company as that term is defined under Rule 419 of Regulation C under the Rules of the Securities Act of 1933. We have acquired the right to explore the mineral property containing one 21 cell claims. The property is located in The Kamloops Mining District of British Columbia. We have our detailed business plan discussed above (see Business - Our Proposed Exploration Program"). We must raise cash in order to implement our plan and stay in business.

To meet our needs for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied to this offering and exploration. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have obtained a loan of $100,000 without interest from our founders. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

If we raise the maximum amount of this offering prior to October 1, 2006, we will begin Phase 1 and complete Phase 1 at the end of October 1, 2006. Phase 1 would take approximately one month and cost $27,000. We would then start Phase 2 at the beginning of May 2007 and complete Phase 2 by mid-July 2007. Phase 2 would take approximately one to one and a half months and would cost $48,000. We cannot work from December to April because of bad weather conditions. If we complete this offering, we will not need any more funding for Phases 1 and 2. If we do not complete the offering, then we will have to raise more money through private placements, public offerings or by bringing in other partners. The money we raise from this offering will determine how long we can satisfy our cash requirements. If we do not raise enough funds, the Company may have to raise additional funds within the next 12 months.

We may not be able to continue for the next 12 months unless we obtain additional capital to pay our bills. We have not generated any revenues and no revenues are anticipated unless and until gold is discovered on the property in which we have an interest. Accordingly, we must raise cash from other than the sale of the gold. We will be conducting research in connection with the exploration of property on which we own mining interests. We are not going to buy or sell any plant or significant equipment. We do not expect a change in the number of our employees. Before completing the offering, our officers and directors will pay the costs associated with the operation, which include the offering expenses, as an interest free loan to the Company. Our founders have provided $100,000 as in free loan to the Company to satisfy the Company's current cash requirement and agreed not to demand repayment of the loan except the amount of the loan used for the offering expenses prior to the completion of the offering. These will be re-paid from the proceeds of this offering.

Without assuming any funding from this offering and based on the $100,000 loan provided by our founders, we can satisfy our cash requirements for the next twelve months.

If we do not raise any funds in this offering, approximately $50,000 of the estimated offering expenses will have to be used from the loan. The balance will be used for the exploration program of the Company. If we raise enough money from this offering, we will repay four founders the offering expenses incurred prior to the completion of this offering which were paid from the loan. The balance of funds raised will be used for the exploration program and administrative cost depending on the actual amount of money available to us. The estimated administrative costs for a 12 month period are as follows: legal - $8,000, accounting - $4,000, and auditing - $6,000.

Limited Operating History-Need for Additional Cash

There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration-stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our claims, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must conduct research and exploration of the property on which we own mining interests before we start production of any minerals we may find. We are seeking equity financing to provide the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue to explore or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception to June 30, 2006.

We just recently acquired our mining interest on a property located in British Columbia and will commence the research and exploration of our mining operations on that property.

Since inception, our founders have advanced to us the total sum of $100,000 for our corporate costs, mining interest acquisition consists and offering expenses required before the completion of the offering, and we issued 3,000,000 shares of common stock to raise money. Net cash provided by financing activities from inception to June 30, 2006, was $3,000, as a result of proceeds received from share subscriptions.

Liquidity and Capital Resources

We issued 3,000,000 founders shares on January 27, 2006 for the amount of $3,000. Since our inception, Our founders advanced to us the total sum of $100,000, which is used for organizational and start-up costs, operating capital and offering expenses incurred prior to the completion of this offering. The loans do not bear interest and have not been repaid as of the date hereof and they are not due on a specific date. Our founders will accept repayment from us when the money is available. Our founders have orally agreed not to demand the repayment from the proceeds of this offering except the offering expenses that have been paid from the loan before completion of this offering.

As of June 30, 2006, our total assets are $79,860 and our total liabilities are $105,154.

MANAGEMENT

Officers and Directors

Each of our directors is elected by stockholders for a term of one year and serves until his successor is elected and qualified. Each of our officers is elected by the board of directors for a term of one year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:
Full Name and Resident Address	Age	Positions
Gordon A. Samson 2943 Woodcrest Place Surrey, BC, V4P 2K8	48	Director, President and Principal Financial Officer
David W Moore 11267 Sussex Place Delta, BC, V4E 2J8	54	Director
Mark R. Epstein 650 - 1500 West Georgia Street Vancouver, BC, V6G 2Z6	42	Director
Joanna Kotsiris 10802 155 Street Surrey, BC, V3R 6J1	44	Director

The persons named above have held their offices/positions since inception of our company. All of them are expected to hold their offices/positions until the next annual general meeting of our stockholders.

Background of Officers and Directors

Mr. Gordon Samson has been our President, Secretary, Treasurer, CFO and member of our board of directors since the inception of our business. Mr. Samson has devoted approximately 20% of his professional time to our business and intends to continue to devote this amount of time in the future.

Mr. Samson received a Diploma of Technology in Business Administration from the British Columbia Institute of Technology in 1982. He received his Certified General Accountant ("CGA") designation in 1991. Mr. Samson also achieved a Certified Financial Planner designation ("CFP") in 1998 that he does not maintain.

Mr. Samson has been engaged in a financial capacity for the past 18 years, through his involvement initially as a financial officer with Revenue Canada, now Canada Customs Revenue Agency ("CCRA"), as a Senior Banker with TD Canada Trust, a major Canadian institution (from 1989 - 1996) and as a consultant providing Chief Financial Officer services to a wide range of companies in both the public markets and the private market.

From March 2000 to November 2000, Mr. Samson was the controller and consultant of American Resource Management Consultants Ltd., a Vancouver B.C. management company for TSX Venture Exchange public companies

From September 2000 to December 2000, Mr. Samson was a Director of International Millennium Mining Corp, a British Columbia reporting company.

From December 2000 to April 2001, Mr. Samson was a corporate finance associate consultant of Moore Consulting Inc. in Vancouver, British Columbia, a due diligence firm specializing in merger and acquisition activities.

From May 2001 to August 2001, Mr. Samson was the Chief Financial Officer and a consultant of Golden Fortune Investments Ltd., a Vancouver TSX Venture Exchange public company engaged in technology start ups ("TSX - GFX").From July 2001 to May 2003, Mr. Samson was a Director of Data Fortress Systems Group Ltd. (formerly, Ianett International Systems Ltd.) ("TSX - DFG") ("OTC BB - DFGRF"), a company providing network technology services.

From October 2002 to December, 2005, Mr. Samson was a Director and Chief Financial Officer of CYOP Systems International Inc. ("OTC BB - CYOS"), a Nevada media service corporation.

From July, 2003 to May, 2005, Mr. Samson was President, Chief Financial Officer and Director of UpSnap, Inc. ("OTC BB - UPSN") (previously Manu Forti Group Inc.), a Nevada Mining Company.

From January 31, 2006 to present, Mr. Samson is a Director and Chief Financial Officer of Cascade Energy Inc. ("OTC BB - CSCE"), an oil and gas company.

From February 7, 2006 to June 30, 2006, Mr. Samson was an Independent Director of Fidelis Energy Inc. ("OTC BB - FDEI"), an oil and gas company.

From January 17, 2006 to present, Mr. Samson is an Independent Director of Silver Star Energy Inc. ("OTC BB - SVSE"), an oil and gas company.

From March 24, 2006 to present, Mr. Samson is a Director and Chief Financial Officer of Tao Minerals Ltd., ("OTC BB - TAOL"), a gold exploration company.

Mr. David Moore has been a Director of the company since the inception of the business. Mr. Moore has devoted approximately 15% of his time to our business and intends to continue to devote this amount of time in the future.

Mr. Moore received a BSc. in Geology from the University of Alberta in 1973 and a MSc. in Geology from the University of Toronto in 1977. He completed the Business Administration Executive Program at Queen's University in 1992. Mr. Moore holds a P.Geo. designation from the Association of Professional Engineers and Geoscientists of British Columbia(APEGBC).

Mr. Moore is an exploration geologist with over 30 years worldwide experience in base and precious metals ranging from grassroots exploration to feasibility and project development.

From July 2004 to present, Mr. Moore is a director and President of Serengeti Resources Inc. engaged in mineral exploration and a Toronto Venture Stock Exchange (TSX-V - "SIR") listed company.

From 1999 to 2001 Mr. Moore was General Manager Global Exploration for Teck Cominco Ltd. (formerly Cominco Ltd.), a Toronto Stock Exchange ( TSX - "TEK") listed Company, and managed the company's global mineral exploration outside of the United States. The group consisted of 70 professionals and support staff active in 8 countries with budget levels in excess of Cdn. $ 15 million/annum.

From 2001 to 2003 Mr. Moore was General Manager Exploration Business Development for Teck Cominco Ltd. (formerly Cominco Ltd.) where he led a group charged with identification and acquisition of advanced exploration projects and brownfield opportunities to support the corporation's core business activities globally.

Mr. Epstein is a member of our board of directors since inception of our business. Mr Epstein has devoted approximately 20% of his professional time to our business and intends to continue to deote this amount of time in the future. .

Mr. Epstein received a Bachelors Degree in Political Science from the University of British Columbia in 1986 and a Diploma in Art History in1987. He then attended the University of Victoria Law School in which he received an LLB in Law in 1990. He was admitted to the British Columbia Legal Bar in 1991. Mr. Mark R. Epstein has been a lawyer practicing in the areas of corporate commercial transactions for 16 years. He is presently a partner in Epstein Wood, Barristers and Solicitors of Vancouver, British Columbia.

Ms. Joanna Kotsiris has been a member of our board of directors since the inception of our business. Ms. Kotsiris has devoted approximately 20% of her professional time to our business and intends to continue to devote this amount of time in the future.

Ms. Kotsiris received a Bachelor of Commerce Degree from Concordia University in Montreal, Quebec in 1984.

From December 1995 to December 2003 Ms. Kotsiris owned a tax preparation service, TaxTime Tax Services Ltd., a private company located in Vancouver, British Columbia.

From November 2004 to June 2005, she was a Director of Balfour International Inc., a private property management company located in Vancouver, British Columbia.

Conflicts of Interest

We believe that Mr. Samson and Mr. Moore will be subject to conflicts of interest. The conflicts of interest arise from their relationships with other mining operations. In the future, Mr. Samson and Mr. Moore will continue to be involved in the mining business for other entities and their involvement could create a conflict of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflicts we foresee are Mssrs. Samson and Moore's devotion of time to mining projects that do not involve us.

Specifically, Mr. Moore is a director of Serengeti Resources Inc., which Company is involved in the mining business.

EXECUTIVE COMPENSATION

Messrs. Samson, Moore, Epstein and Ms. Kotsiris our officers and directors, are not compensated for their services. The proceeds of this offering will not be used to compensate them.

Indemnification

Under our Articles of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to a proceeding, including any lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is being indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may also be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors and officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of more than 5% or more of the total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares:
Name and Address of Beneficial Owner	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership After Offering if all Shares are Sold in the Offering	Percentage of Ownership if No Shares are Sold in the Offering
Gordon A. Samson 2943 Woodcrest Place Surrey, British Columbia, Canada	1,275,000	1,275,000	25.5	42.5
David W Moore 11267 Sussex Place Delta, British Columbia, Canada	150,000	150,000	3.0	5.0
Mark R. Epstein 650 - 1500 West Georgia Street Vancouver, British Columbia, Canada	150,000	150,000	3.0	5.0
MRE Holdings Ltd.[1] 650 - 1500 West Georgia Street Vancouver, British Columbia, Canada	1,275,000	1,275,000	25.5	42.5

Joanna Kotsiris 10802 155 Street Surrey, British Columbia, Canada	150,000	150,000	3.0	5.0
Total
All Officers and Directors as a Group (4 persons)	3,000,000	3,000,000	60	100

1   MRE Holdings Ltd. is a company wholly owned by Mr. Mark R. Epstein.

Messrs. Samson, Moore, Epstein and Ms. Kotsiris are the only promoters of our company within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct and indirect stock holdings.

Future Sales by Existing Stockholders

A total of 3,000,000 shares of common stock were issued to existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will immediately be resaleable, and sales of all other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 common shares with a par value of $0.001 per share.

The holders of our common shares:

  have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

  are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

  do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

  are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Penny Stock

Our common stock is not listed or quoted on any national securities exchange or trading medium. The Securities and Exchange Commission has adopted a rule that defines a "penny stock", for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person's account for transactions in penny stocks; and

  that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person's account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience and objectives of the person; and

  make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and

  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline. See "Risk Factors-Risks Associated With This Offering- 4. Because there is no public trading market for our common shares, you may not be able to resell our shares."

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in that event the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 60% of our outstanding shares.

A simple majority vote is required for shareholders to take action.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further we will not voluntarily send you an annual report. As we intend to apply to have our shares quoted for trading on the Over the Counter Bulletin Board ("OTCBB"), we will file reports with the SEC under Section 15(d) of the Securities Act. There is no assurance however, that we will be accepted to have our shares to be quoted for trading on the OTCBB. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC, 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Market Information

There is no public trading market for our common shares. No common shares of our company are subject to outstanding options or warrants to purchase. No securities are convertible into common shares. The number of common shares that could be sold pursuant to Rule 144 of the Securities Act are the common shares held by Mssrs. Samson, Stephen, Epstein and Ms. Kotsiris, which total 3,000,000 common shares. We have not been advised that they want to register under this prospectus.

Stock Transfer Agent

Our stock transfer agent for our securities is the Nevada Agency and Trust Company, 50 West Liberty Street, Bank of America Plaza Suite 880, Reno, Nevada 89501.

CERTAIN RELATIONS AND RELATED TRANSACTIONS

On January 27, 2006, we issued a total of 3,000,000 shares of restricted common stock to Messrs. Samson, Moore, Epstein and Ms. Kotsiris (among which 1,275,000 shares were issued to MRE Holdings Ltd., a company wholly owned by Mr. Epstein) officers, directors and promoters of the Company for the sum of $3,000 paid in cash.

Since our inception, MRE Holdings Ltd., Joanna Kotsiris and Helen Samson, wife of Gordon Samson, advanced a demand loan to us in the total sum of $100,000, part of which was used for organizational, start-up costs, operating capital and offering expenses incurred prior to the completion of this offering. The loan is a demand loan having no specific due date and does not bear interest and has not been repaid as of the date hereof. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations".

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to April 30, 2006, included in this prospectus, have been audited by De Leon & Company, PA, as set forth in their report included in this prospectus.

LEGAL MATTERS

The opinion on the legality of the shares of common stock offered by the Company will be provided by Fraser and Company LLP, Barristers and Solicitors, 1200 - 999 West Hastings Street, Vancouver, British Columbia, Canada.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide, upon request, audited financial statements to our stockholders on an annual basis; the statements will be prepared by management of the Company and reported on by an Independent Certified Public Accountant.

Our audited financial statements from inception to June 30, 2006, immediately follow:

REPERIO EXPLORATION INC.

(AN EXPLORATION STAGE COMPANY)

FINANCIAL STATEMENTS

JUNE 30, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of REPERIO EXPLORATION INC.

We have audited the accompanying balance sheet of REPERIO EXPLORATION INC. as of June 30, 2006, and the related statements of income, stockholders' equity, and cash flows for the period from January 23, 2006 (inception) to June 30, 2006. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REPERIO EXPLORATION INC. as of June 30, 2006, and the results of its operations and its cash flows for the period from January 23, 2006 (inception) to June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency. These items raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"De Leon & Company, P.A."

De Leon & Company, P.A.

Pembroke Pines, Florida

July 18, 2006

Reperio Exploration Inc.
(An Exploration Stage Company)
BALANCE SHEET
June 30, 2006
(Stated in U.S. Dollars)
ASSETS
Current
Cash	$79,860
Total current assets	79,860
TOTAL ASSETS	$79,860
LIABILITIES
Current
Accounts payable	$5,154
Due to shareholders	100,000
Total current liabilities	105,154
STOCKHOLDERS EQUITY
Authorized: 75,000,000 Common shares, par value $0.001
Issued and outstanding: 3,000,000	3,000
Subscription receivable	(3,000)
Deficit accumulated during the exploration stage	(25,294)
(25,294)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$79,860

The accompanying notes are an integral part of these financial statements

Reperio Exploration Inc.
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
For the period from January 23, 2006( inception) to June 30, 2006
(Stated in U.S. Dollars)
REVENUE	$-
EXPENSES
Mineral property acquisition costs	5,154
Bank Charges	140
Legal and accounting	19,170
Office expenses	830
Transfer agent and filing fees	-
-
Net loss before other items	(25,294)
Provision for income taxes	-
NET LOSS	$(25,294)
LOSS PER SHARE - BASIC AND DILUTED	$(0.01)
WEIGHTED AVERAGE NUMBER OF ISSUED SHARES	2,905,660

The accompanying notes are an integral part of these financial statements

Reperio Exploration Inc.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
For the period from January 23, 2006 ( inception) to June 30, 2006 (Stated in U.S. Dollars)
				Deficit
				Accumulated
			Additional	During		Total
	Common stock		paid-in	Exploration	Subscriptions	Stockholders'
	Shares	Amount	capital	Stage	Receivable	(deficiency)

Balance, January 23, 2006	-	$-	$-	$-		$-

1/27/06 Shares issued at $0.001	3,000,000	3,000	-	-		3,000
Subscriptions receivable					(3,000)	(3,000)
- net loss for the period	-	-	-	(25,294)		(25,294)
Balance, June 30, 2006	3,000,000	$3,000	$-	$(25,294)	$(3,000)	$(25.294)

The accompanying notes are an integral part of these financial statements

Reperio Exploration Inc.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
For the period from January 23, 2006 ( inception) to June 30, 2006
(Stated in U.S. Dollars)
Cash Flows From Operating Activities
Net loss for the period	$(25,294)
Net changes in non-cash working capital items
Increase in accounts payable	5,154
Cash used by Operating Activities	(20,140)

Increase in amounts due to shareholders	100,000
Cash Provided by Financing Activities	100,000
INVESTING
Increase in cash	79,860
Cash and cash equivalents, beginning of period	-
CASH, end of year	$79,860
SUPPLEMENTAL CASH FLOW INFORMATION
During the period the Company did not use cash flows arising for interest or taxes
During the period the Company issued 3,000,000 shares for subscriptions receivable in the amount of $3,000.

The accompanying notes are an integral part of these financial statements

Reperio Exploration Inc.
(An exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period from January 23, 2006 (inception) to June 30, 2006
(Stated in U.S. Dollars)

1. NATURE OF OPERATIONS

Reperio Exploration Inc. (the "Company"), an exploration stage company, was incorporated in the State of Nevada, USA on January 23, 2006. The Company has contracted to acquire a mineral property interest but has not yet determined whether this property contains mineral resources that are economically recoverable. Currently the Company is in the exploration stage.

As reflected in the accompanying financial statements, the Company is in the exploration stage and has a negative cash flow from operations of $20,140 for the period ended June 30, 2006, a loss from operations of $25,294, and negative equity for the same period. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

2. SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

Net Income (Loss) Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period in accordance with Financial Accounting Standards Number 128, "Earnings per Share".

Foreign Currency Transactions

Transactions in foreign currencies during the period are translated into United States dollars at the rates of exchange ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign

Reperio Exploration Inc.
(An exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period from January 23, 2006 (inception) to June 30, 2006
(Stated in U.S. Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES - (Continued)

currencies are incorporated into the financial statements by translating foreign currencies into United Sates dollars at the rates of exchange ruling on the balance sheet date. Exchange differences arising from operations are dealt within the income statements and all other exchange transactions are recorded through other comprehensive income in the equity section.

Mineral Property Acquisition and Exploration Costs

Exploration and acquisition costs are expended unless the property to which they relate has economically recoverable reserves. At this stage, the Company has not yet identified economically recoverable reserves on its property

Income Taxes

The Company accounts for income taxes under SFAS No. 109, which requires the assets and liabilities approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse. The Company currently has a net operating loss which will expire in the year 2026. Pursuant to such loss a deferred tax asset of $8,600 was generated which has been offset by a valuation allowance.

3. DUE TO SHAREHOLDERS
Due to Helen Samson	$ 40,000
Due to MRE Holdings Ltd.	40,000
Due to Joanna Kotsiris	20,000
Due to Shareholders	$ 100,000

The amounts due to shareholders are unsecured, non-interest bearing and are due on demand.

As shareholders provided these loans, any charge to interest expense will be treated as a contribution to capital for foregone interest. Interest at bank prime rate will be used to record this forgone interest. For the period of this report no interest expense was recorded.

Helen Samson is the spouse of our President, Gordon Samson and Mark Epstein a director of our company is also a director of MRE Holdings Ltd.

4. MINERAL PROPERTY INTEREST

The mineral claims are in the Kamloops Mining Division in the Province of British Columbia, Canada with geographical coordinates for the approximate centre of the property at 50o 19' north latitude and 121o 4' west longitude; NTS map coordinates are 92I06E (Figure 1).

Reperio Exploration Inc.
(An exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the period from January 23, 2006 (inception) to June 30, 2006
(Stated in U.S. Dollars)

4. MINERAL PROPERTY INTEREST (continued)

The following table outlines pertinent claim information:

Claim name	Event No.	Tenure No.	Expiry Date
Fir	4079845	532404	April 18, 2007

In order to maintain the claims the holder must either record the exploration and development work carried out on that claim during the current anniversary year or pay cash in lieu. During the first three years of a claims existence, the cash in lieu amount is CAD$100 per unit with an additional $10 per unit recording fee; the cash in lieu amount increases to $200 per unit after the third year. Work performed must equal or exceed the minimum specified value per unit; excess value of work in one year can be applied to cover work requirements on the claim for additional years.

Until __________________, 2006 (which is 90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such, is as follows:

1. Article XI of the Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement.

2. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the Registrant, are as follows:
SEC Registration Fee	$21.40
Printing Expense	$1,000
Accounting Fees and Expenses	$7,500
Legal Fees and Expenses	$35,000
Transfer Agent Fees	$2,500
Miscellaneous Expenses	$3,974.66
TOTAL:	$50,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since inception on, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.
Name and Address	Date	Shares	Consideration
Gordon Samson Surrey, BC Canada	January 27, 2006	1,275,000	$1,275
David Moore Delta, BC Canada	January 27, 2006	150,000	$150
Mark R. Epstein Vancouver, BC Canada	January 27, 2006	150,000	$150
MRE Holdings Ltd.[1] Vancouver, BC Canada	January 27, 2006	1,275,000	$1,275
Joanna Kotsiris Surrey, BC Canada	January 27, 2006	150,000	$150

1  MRE Holdings Ltd. is a company wholly owned by Mark R. Epstein.

We issued the foregoing restricted shares of common stock to persons referred to above under the Securities Act of 1933. All of them are sophisticated investors and in possession of all material information relating to the Company. Messrs. Samson, Moore, and Eptein and Ms. Kotsiris are also officers and directors of the Company. No commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

ITEM 27. EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B.
Exhibit No.	Document Description
3.1*	Articles of Association
3.2*	Bylaws
4.1*	Specimen Stock Certificate
4.2*	Promissory Notes
5.1*	Opinion of Fraser and Company LLP, Barristers and Solicitors, regarding the legality of the securities being registered
10.1*	Bill of Sale Absolute and Online Bill of Sale Completion
23.1	Consent of Auditors
23.2*	Consent of Fraser and Company LLP - see Exhibit 5.1
23.3*	Consent of Geologist
99.1*	Subscription Agreement

* Incorporated by reference to same exhibit filed with the Company's Form SB-2 Registration Statement on July 27, 2006.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that of which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (S 230.424(b) of the Securities Act of 1933, if, in the aggregate the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

c. To include any additional or changed material information with respect to the plan of distribution.

2. For determining liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned thereto authorized, in Vancouver, British Columbia, Canada on this 10th day of August, 2006.

REPERIO EXPLORATION INC.

By: /s/ "Gordon A. Samson"

Gordon Samson,

President, Principal Executive Officer, Principal
Financial Officer, Principal Accounting Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signatures appear below constitutes and appoints Gordon Samson, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

(Signature)	/s/ "Gordon A. Samson"
Gordon Samson
(Title)	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

(Date)	August 10, 2006

(Signature)	/s/ "David W. Moore"
David Moore
(Title)	Director
(Date)	August 10, 2006

(Signature)	/s/ "Mark R. Epstein"
Mark Epstein
(Title)	Director
(Date)	August 10, 2006

(Signature)	/s/ "Joanna Kotsiris"
Joanna Kotsiris
(Title)	Director
(Date)	August 10, 2006